EXHIBIT 11


                              McGLADREY & PULLEN L.L.P.
                   Certified Public Accountants & Consultants




                        CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use of our report dated September 26, 1995, on the financial statements referred to therein in Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A, File No. 33-41462 of North Carolina Daily Municipal Income Fund, Inc., as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Selected Financial Information" and in the Statement of Additional Information under the caption "Counsel and Auditors."




                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP




New York, New York
December 18, 1995